UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2018

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	001-37761	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amended Current Report”) to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2018 (the “Original Filing”) by VistaGen Therapeutics, Inc. (the “Company”) is being filed to provide additional information supplementing information previously reported under Item 3.02 of the Original Filing with respect to certain Warrants (as defined below) that were issued as a part of the Company’s Summer 2018 Private Placement (as defined below).

Except as stated herein, this Amended Current Report does not reflect events occurring after the filing of the Original Filing and no attempt has been made in this Amended Current Report to modify or update other disclosures as presented in the Original Filing. Accordingly, this Amended Current Report should be read in conjunction with the Original Filing and our filings with the SEC subsequent to the filing of the Original Filing.

Item 3.02 Unregistered Sales of Equity Securities.

As reported in the Original Filing, in June 2018, the Company began accepting subscription agreements, a form of which was attached to the Original Filing as Exhibit 10.1 (the “Subscription Agreement”), from certain accredited investors (the “Investors”) in connection with its self-placed private placement of units, each unit consisting of one unregistered share of common stock and a warrant to purchase one unregistered share of common stock at an exercise price of $1.50 per share, for a per unit purchase price of $1.25 (the “Summer 2018 Private Placement”). The warrants issued in connection with the Summer 2018 Private Placement are not exercisable until at least six months and one day after the date of issuance and expire on February 28, 2022. As previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, between June 2018 and October 2018, the Company offered and sold a total of 4,605,000 unregistered shares of common stock and warrants to purchase an aggregate of 4,605,000 unregistered shares of its common stock in connection with the Summer 2018 Private Placement, resulting in gross proceeds to the Company of $5,756,200.

Subsequent to the completion of the Summer 2018 Private Placement, the Company amended certain warrants issued to those Investors who submitted Subscription Agreements between October 3, 2018 and October 5, 2018 (the Warrant Amendments) to increase the exercise price of the warrants issued to those Investors to $1.59 per share or $1.69 per share, depending on the date of the Subscription Agreement, to comply with certain provisions of The Nasdaq Stock Market Rules. As additional consideration for agreeing to the Warrant Amendments, the Company issued to the affected Investors warrants to purchase an aggregate total of 23,800 additional unregistered shares of its common stock at an exercise price of $1.75 per share (the New Warrants). All other terms of the New Warrants are substantially similar to the warrants issued in connection with the Summer 2018 Private Placement, a form of which was attached to the Original Filing as Exhibit 10.2.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: December 13, 2018	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer